EXHIBIT 99.2

TINET S.P.A. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011

EXHIBIT 99.2

TINET S.P.A. AND SUBSIDIARIES

CONTENTS

Page
Independent Auditors’ Report	1
Consolidated Financial Statements
Consolidated Balance Sheet at December 31, 2011	2
Consolidated Statement of Operations for the Year Ended December 31, 2011	3
Consolidated Statement of Comprehensive Loss for the Year Ended December 31, 2011	4
Consolidated Statement of Changes in Stockholders’ Equity for the Year Ended December 31, 2011	5
Consolidated Statement of Cash Flows for the Year Ended December 31, 2011	6
Notes to Consolidated Financial Statements	7-14

EXHIBIT 99.2

Independent Auditors' Report

To The Stockholders and Board of Directors
Tinet S.p.A and Subsidiaries
Cagliari, Italy

We have audited the accompanying consolidated balance sheet of Tinet S.p.A. and Subsidiaries at December 31, 2011, and the related consolidated statements of operations, comprehensive loss, changes in stockholders’ equity, and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Tinet S.p.A. and Subsidiaries at December 31, 2011, and the results of its operations and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

GRASSI & CO., CPAs, P.C.

Jericho, New York
February 21, 2014

EXHIBIT 99.2

TINET S.P.A. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
FOR THE YEAR ENDED DECEMBER 31, 2011

ASSETS
CURRENT ASSETS:
Cash	$5,115,204
Accounts receivable, net	15,463,055
Investments	6,474
Prepaid expenses and other current assets	4,740,796
Deferred tax assets	1,290,389
Total Current Assets	26,615,918

PROPERTY AND EQUIPMENT, NET	17,121,606

NONCURRENT ASSETS:
Intangible assets, net	10,301,818
Goodwill	13,591,515
Other assets	1,164,407
Total Non-current Assets	25,057,740

Total Assets	$68,795,264

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$9,455,594
Accrued expenses and other current liabilities	5,241,731
Income taxes payable - current	415,866
Accrued cost of revenue	3,078,398
Deferred tax liabilities	13,284
Deferred revenue	1,062,960
Total Current Liabilities	19,267,833

NON-CURRENT LIABILITIES:
Other non-current liabilities	576,295

Total Liabilities	19,844,128

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Common stock, par value 1.29485; 120,000 shares authorized and issued	155,382
Additional paid-in capital	55,729,981
Accumulated deficit	(8,527,460)
Accumulated other comprehensive income	1,593,233
Total Stockholders' Equity	48,951,136

Total Liabilities and Stockholders' Equity	$68,795,264

The accompanying notes are an integral part of these consolidated financial statements.

EXHIBIT 99.2

TINET S.P.A. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2011

REVENUE	$68,122,741

OPERATING ACTIVITIES:
Cost of telecommunication services provided	41,386,002
Selling, general and administrative expenses	19,515,198
Depreciation and amortization	10,951,035
Gain on sale of fixed assets	(1,715,913)

LOSS FROM OPERATIONS	(2,013,581)

OTHER EXPENSE:
Interest expense, net	(968,038)
Other expense, net	(473,735)

Total Other Expense	(1,441,773)

LOSS BEFORE PROVISION FOR INCOME TAXES	(3,455,354)

PROVISION FOR INCOME TAXES	2,021,457

NET LOSS	$(5,476,811)

The accompanying notes are an integral part of these consolidated financial statements.

EXHIBIT 99.2

TNET S.P.A. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF COMPREHENSIVE LOSS
FOR THE YEAR ENDED DECEMBER 31, 2011

NET LOSS	$(5,476,811)

OTHER COMPREHENSIVE INCOME:
Change in accumulated foreign currency translation adjustment	1,606,446

COMPREHENSIVE LOSS	$(3,870,365)

The accompanying notes are an integral part of these consolidated financial statements.

EXHIBIT 99.2

TINET S.P.A AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
FOR THE YEAR ENDED DECEMBER 31, 2011

					Other Comprehensive
	Common Stock		Additional Paid-In	Accumulated	Income - Translation
	Shares	Amount	Capital	Deficit	Adjustment	Total

BALANCE AT DECEMBER 31, 2010	120,000	$159,018	$26,476,497	$(1,464,315)	$(13,213)	$25,157,987

NET LOSS FOR THE YEAR ENDED DECEMBER 31, 2011	—	—	—	(5,476,811)	—	(5,476,811)

CONTRIBUTIONS FROM RELATED PARTY	—	—	29,858,884	—	—	29,858,884

FOREIGN CURRENCY TRANSLATION ADJUSTMENT	—	(3,636)	(605,400)	(1,586,334)	1,606,446	(588,924)

BALANCE AT DECEMBER 31, 2011	120,000	$155,382	$55,729,981	$(8,527,460)	$1,593,233	$48,951,136

The accompanying notes are an integral part of these consolidated financial statements.

EXHIBIT 99.2

TINET S.P.A. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS
FOR THE YEAR ENDED DECEMBER 31, 2011

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(5,476,811)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	10,951,035
Deferred income taxes	(756,061)
Gain on sale of fixed assets	(1,715,913)
Bad debt provision	688,591
Changes in Assets (Increase) Decrease:
Accounts receivable	(3,111,247)
Prepaid expenses and other current assets	(3,973,956)
Changes in Liabilities Increase (Decrease):
Accounts payable and accrued expenses	11,400,045
Income taxes payable	236,311
Deferred revenue	136,151
Other non-current liabilities	231,313
NET CASH PROVIDED BY OPERATING ACTIVITIES	8,609,458

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(7,909,480)

NET CASH USED IN INVESTING ACTIVITIES	(7,909,480)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from related party notes, net	4,789,856

NET CASH PROVIDED BY FINANCING ACTIVITIES	4,789,856

EFFECT OF FOREIGN EXCHANGE RATE CHANGES	(3,460,235)

NET INCREASE IN CASH	2,029,599

CASH, BEGINNING OF YEAR	3,085,605

CASH, END OF YEAR	$5,115,204

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$265,826
Income taxes paid	$160,840

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES :
Contribution from related party	$20,377,000
Contribution of intracompany loan	$10,455,000
Reclassification of due to related party, net to capital	$9,481,884

The accompanying notes are an integral part of these consolidated financial statements.

EXHIBIT 99.2

TINET S.P.A. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2011

Note 1 -    Nature of Operations and Principles of Consolidation

Principles of Consolidation

The consolidated financial statements include the accounts of Tinet S.p.A. (“Tinet”), Tiscali International Networks Ltd (“Tinet UK”), Tinet GmbH, Tinet Hong Kong Limited (“Tinet HK”), and Tinet Singapore Pte. Ltd. (“Tinet Singapore”). Also included in the consolidated financial statements is Tinet, Inc., which was dissolved on December 27, 2011. All material intercompany balances, revenue and cost transactions have been eliminated in the consolidated financial statements.

Business Activity

Tinet S.p.A. and Subsidiaries (collectively, the “Company”) provide voice, IP Transit, and Ethernet telecommunications services primarily on a wholesale basis. The Company offers these services using an all-IP network, which enables the Company to deliver global connectivity for a variety of media, including voice, data and video. The Company’s solutions enable carriers and other providers to deliver telecommunications traffic or other services where they do not have their own network or elect not to use their own network. These solutions are sometimes called “off-net” services. The Company also provides solutions to customers, like content providers, who also typically do not have their own network. All of the Company’s operations take place outside the United States of America.

Note 2 -    Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  To increase the comparability of fair value measurements, a three-tier fair value hierarchy, which prioritizes the inputs used in the valuation methodologies, is as follows:

Level 1 - Valuations based on quoted prices for identical assets and liabilities in active markets.

Level 2 - Valuations based on observable inputs other than quoted prices included in Level 1, such as quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data.

Level 3 - Valuations based on unobservable inputs reflecting the Company’s own assumptions, consistent with reasonably available assumptions made by other market participants.  These valuations require significant judgment.

At December 31, 2011, the fair value of the Company’s financial instruments including cash, accounts receivable, accounts payable and accrued expenses, approximated book value due to the short term maturities of these instruments.

Cost-Method Investments

Investee companies not accounted for under the consolidation or the equity method of accounting are accounted for under the cost method of accounting. Under this method, the Company’s share of the earnings or losses of such investee companies is not included in the consolidated balance sheet or statement of operations. However, impairment charges are recognized in the consolidated statement of operations. If circumstances suggest that the value of the investee company has subsequently recovered, such recovery is not recorded. At December 31, 2011, investments in the balance sheet consist of the cost of an investment in Topix consortium for the share of Internet traffic for $6,474. The fair value of the cost-method investment was not estimated

EXHIBIT 99.2

because there are no identified events or changes in circumstances that may have a significant effect on the fair value. Accordingly, the Company does not estimate its fair value because it is not practicable.

Revenue Recognition

The Company generates revenue from sales of its voice, IP Transit, and Ethernet telecommunications services. The Company maintains executed service agreements with each of its customers in which specific fees and rates are determined. Revenue is recorded each month based upon documented minutes of traffic switched or Internet transit for which service is provided, and when collection is probable.

Deferred Revenue

The Company recognizes revenues as earned. Amounts billed in advance of the period in which service is rendered are recorded as a liability under “Deferred revenue.”

Accounts Receivable

The Company carries its accounts receivable at cost less an allowance for doubtful accounts. The Company reviews accounts receivable on a monthly basis to determine if any receivables will be potentially uncollectible. The Company includes any accounts receivable balances that are determined to be uncollectible in the overall allowance for doubtful accounts. Normally, accounts receivable are due within 30 days after the date of the invoice. The Company treats invoices as past due when they remain unpaid, in whole or in part, beyond the payment time set forth in the applicable service contract. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. At December 31, 2011, the allowance for doubtful accounts was approximately $1,708,000. The Company does not accrue interest on past due receivables.

Property and Equipment

Property and equipment is stated at cost. The costs of additions and improvements are capitalized and expenditures for repairs and maintenance are expensed in the period incurred. When items of property and equipment are sold or retired, the related costs and accumulated depreciation and amortization are removed from the accounts and any gain or loss is included in income.

Depreciation of property and equipment is provided utilizing the straight-line method over the estimated useful lives of the respective assets as follows:

Office equipment	3 to 13 years
Network equipment	5 years
Software	5 years

Leasehold improvements are amortized over the shorter of the remaining term of the lease or the useful life of the improvement utilizing the straight-line method.

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Subtopic 360-10-35, Impairment or Disposal of Long-Lived Assets. Recoverability of long-lived assets is measured by comparing the carrying amount of the asset or asset group to the undiscounted cash flows that the asset or asset group is expected to generate. If the undiscounted cash flows of such assets are less than the carrying amount, the impairment to be recognized is measured by the amount by which the carrying amount, if any, exceeds its fair value. No impairment was deemed to exist at December 31, 2011.

Intangible Assets

Definite-lived intangible assets are amortized utilizing the straight-line method over their estimated useful lives as follows:

The Company reviews the carrying value of definite-lived intangibles and other long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. Recoverability of long-lived assets is measured by comparing the carrying amount of the asset or asset group to the undiscounted cash flows of such assets are less than the carrying amount, the impairment to be recognized is measured by the amount by which the carrying amount, if any, exceeds its fair value. No impairment was deemed to exist at December 31, 2011.

EXHIBIT 99.2

Patents	5 years
Trademarks	5 years
Indefeasible rights of use	5 to 15 years
Customer list	5 years
Intangibles in Progress	5 years

Goodwill

Goodwill is not amortized, but is tested for impairment at least on an annual basis or more frequently if events or changes in circumstances indicate that the asset might be impaired in accordance with FASB ASC Topic 350, Intangibles - Goodwill and Other. The Company compares each reporting unit’s fair value, by considering comparable company market valuations and estimating expected future discounted cash flows to be generated by the reporting unit, to its carrying value. If the carrying value exceeds the reporting unit’s fair value, the Company performs an additional fair value measurement calculation to determine the impairment loss. The amount of impairment is determined by comparing the implied fair value of reporting unit goodwill to the carrying value of the goodwill. No impairment was deemed to exist at December 31, 2011.

Income Taxes

Income tax expense includes income taxes currently payable and deferred taxes arising from temporary differences between income for financial reporting and income tax purposes. Deferred tax assets and liabilities are determined based on the difference between the financial statement balances and the tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the year that includes the enactment date. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized.

Applicable accounting literature requires that a position taken or expected to be taken in a tax return be recognized in the financial statements when it is more likely than not that the position would be sustained upon examination by taxing authorities. A recognized tax position is then measured at the largest amount of benefit that is greater than a 50% likelihood of being realized upon ultimate settlement. Accounting provisions also require that a change in judgment that results in subsequent recognition, derecognition, or change in a measurement of a tax position taken in a prior annual period (including any related interest and penalties) be recognized as a discrete item in the period in which the change occurs. The Company regularly evaluates the likelihood of recognizing the benefit from income tax positions taken by considering all relevant facts, circumstances, and information available.

Foreign Operations

For all foreign operations, the functional currency is the local currency. Local currency assets and liabilities are translated at the rates of exchange on the balance sheet date, and local currency revenues and expenses are translated at the weighted average rates of exchange during the period. Gain or loss on the translation of foreign currency within the consolidated financial statements is recorded directly into a separate component of shareholders’ equity as accumulated other comprehensive income (loss). Gain or loss on re-measurement from the recording currency to the functional currency prior to translation, is recognized in current results of operations.

Advertising, Promotions and Trade Shows

Costs related to advertising, promotions and trade shows are expensed as incurred and amounted to approximately $605,000 for the year ended December 31, 2011.

New Accounting Pronouncements

In July 2013, the FASB issued Accounting Standards Update (“ASU”) No. 2013-11, Income Taxes (Topic 740): Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists. This update clarifies that an unrecognized tax benefit should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward and not as a liability except in certain limited circumstances. The amendments in ASU 2013-11 are effective for fiscal years, and interim periods within those years, beginning after December 15, 2013. For nonpublic entities, the amendments are effective for fiscal years, and interim periods within those years, beginning after December

EXHIBIT 99.2

15, 2014. Early adoption is permitted. The Company does not expect the new guidance to have an impact on its consolidated financial statements.

In February 2013, the FASB issued ASU No. 2013-02, Reporting of Amounts Reclassified out of Accumulated Other Comprehensive Income (“AOCI”). Under ASU 2013-02, an entity is required to provide information about the amounts reclassified out of AOCI by component. In addition, an entity is required to present, either on the face of the financial statements or in the notes, significant amounts reclassified out of AOCI by the respective line items of net income, but only if the amount reclassified is required to be reclassified in its entirety in the same reporting period. For amounts that are not required to be reclassified in their entirety to net income, an entity is required to cross-reference to other disclosures that provide additional details about those amounts. ASU 2013-02 does not change the current requirements for reporting net income or other comprehensive income in the financial statements. ASU 2013-02 is effective from January 1, 2013, and the Company does not expect the new guidance to have an impact on its consolidated financial statements.

In July 2012, the FASB issued ASU No. 2012-02, Testing Indefinite-Lived Intangible Assets for Impairment, which simplifies the guidance for testing the impairment of indefinite-lived intangible assets other than goodwill. Examples of intangible assets subject to the guidance include indefinite-lived trademarks, licenses, and distribution rights. The amendment provides the option to first assess qualitative factors to determine whether it is necessary to perform the quantitative impairment test. Under the option, an entity is no longer required to calculate the fair value of an indefinite-lived intangible asset unless the entity determines, based on a qualitative assessment, that it is more likely than not that its fair value is less than its carrying amount. This amendment is effective for fiscal years beginning after September 15, 2012, with early adoption permitted. The Company does not expect the new guidance to have an impact on its 2011 impairment test results.

In September 2011, the FASB issued ASU No. 2011-08, Testing Goodwill for Impairment, which allows entities to use a qualitative approach to test goodwill for impairment. ASU No. 2011-08 permits an entity to first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. If it is concluded that this is the case, it is necessary to perform the currently prescribed two-step goodwill impairment test. Otherwise, the two-step goodwill impairment test is not required. ASU No. 2011-08 is effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. The adoption did not impact the Company’s consolidated financial position or results of operations.

In June 2011, the FASB issued ASU No. 2011-05, Presentation of Comprehensive Income. ASU No. 2011-05 is effective retrospectively for the interim and annual periods beginning on or after December 15, 2011 (early adoption is permitted), requires presentation of total comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In December 2011, the FASB issued ASU No. 2011-12, an amendment to defer the presentation on the face of the financial statements, the effects of reclassifications out of accumulated other comprehensive income on the components of net income and other comprehensive income for annual and interim financial statements. The implementation of the two aforementioned amendments did not have a material impact on the Company’s consolidated financial position and results of operations.

Note 3 -    Concentration of Credit Risk

At December 31, 2011, the Company had approximately $5,115,000, which is its entire cash balance, in foreign bank accounts.

Note 4 -    Property and Equipment

Property and equipment, net is summarized as follows:

Office equipment	$650,551
Network equipment	24,720,121
Leasehold improvements	149,396
Software	2,642,674
Assets under construction	78,680
28,241,422
Less: Accumulated depreciation and amortization	11,119,816
$17,121,606

EXHIBIT 99.2

Depreciation and amortization expense amounted to approximately $6,846,000 for the year ended December 31, 2011.

Note 5 -    Intangibles Assets and Goodwill

Intangible assets, net consist of the following:

	Useful Life
Patents	5 years	$3,491
net of accumulated amortization of $3,774
Trademarks,	5 years	18,661
net of accumulated amortization of $24,887
Indefeasible rights of use,	5 to 15 years	3,474,559
net of accumulated amortization of $1,161,386
Customer list,	5 years	6,687,527
net of accumulated amortization of $7,223,874
Intangible in progress	—	117,580

		$10,301,818

Amortization expense related to intangible assets for the year ended December 31, 2011 was approximately $4,105,000.

Aggregate amortization expense for each of next five fiscal years is as follows:

Years Ending December 31:
2012	$3,422,237
2013	3,422,237
2014	1,827,048
2015	686,014
2016	553,705
Thereafter	390,577
$10,301,818

Goodwill at December 31, 2011 is as follows:

Goodwill	Indefinite life	$13,591,515

Note 6 -    Related Party Transactions

The Company is a wholly-owned subsidiary of Neutral Tandem, Inc. and is also affiliated with NT Network Services, LLC under similar ownership. During 2011, the Company entered into several transactions with its parent and affiliate. A summary of the transactions is as follows:

Revenue	$871,862
Cost of telecommunication services	$4,480,770
Interest expense	$873,216

During 2011, Neutral Tandem, Inc. contributed to NT Network Services, LLC the amount of €7,699,342, corresponding to approximately $10,455,000, owed to Neutral Tandem, Inc. by Tinet S.p.A. under an intracompany loan agreement. On the same

EXHIBIT 99.2

date, Neutral Tandem, Inc. also assigned to NT Network Services, LLC that portion of the intracompany loan agreement under which Tinet S.p.A. was loaned an amount equal to the intracompany contribution.

As a consequence of the assignment agreement for certain assets entered on October 1, 2011 between Tinet S.p.A. and NT Network Services, LLC for the price of €7,699,342, corresponding to approximately $10,455,000, the parties agreed to discharge the debt owed by NT Network Services, LLC against an equivalent portion of the assigned loan debt owed by Tinet S.p.A. (that was, the amount of €7,699,342). Gain on sale of assets of approximately $1,716,000 is included in the consolidated statement of operations.

During the year ended December 31, 2011, the Company received from Neutral Tandem, Inc. total loans net of repayments in the amount of €3,440,000, corresponding to approximately $4,790,000, under a revolving line of credit in the amount of $10,000,000, set to expire on July 31, 2014. Loans bore interest at 3.5% per annum. On November 1, 2011, the remaining portion of the intracompany loan agreement between the Company and Neutral Tandem, Inc. for the amount of €15,763,954, equivalent to approximately $20,377,000, was waived by Neutral Tandem, Inc. and recorded as additional paid-in capital in the form of a contribution.

At December 31, 2011, all related party payables have been eliminated and recorded as additional paid-in capital.

Note 7 -    Contingencies

The Company was audited by the Italian Revenue Agency in February 2013. The Italian Revenue Agency disavowed the accounting for client lists as other intangible assets to be amortized over the period of five years considering them instead goodwill, for which the Italian Revenue Code prescribes an amortization period of eighteen years. As a result, during the year ended December 31, 2011, the Company recorded an estimated accrual of $323,122 for corporate income taxes due for the fiscal year ended December 31, 2009, and a liability in the amount of approximately $998,000 for the years ended December 31, 2010 and 2011. Corporate income taxes due for the year 2009 are classified as income taxes payable.

During the year ended December 31, 2011, the Company recognized a provision in the amount of approximately $2,000,000 for potential tax liabilities in conjunction with its activities in certain countries where a permanent establishment may give rise to corporate income and value added taxes. The provision has been included in results of operations for 2011.

The Company is subject to various claims and proceedings in the ordinary course of business. Based on information currently available, management estimates that none of these claims or proceedings, individually or in the aggregate, will have a material adverse effect on the Company’s financial position or results of operations, although such estimates can change in the future.

Note 8 -    Provision for Income Taxes

The components of the income tax expense (benefit) are as follows for the year ended December 31, 2011:

Current:
IRES	$2,715,152
Foreign	62,366
2,777,518
Deferred:
IRES	(756,061)

Total provision for income taxes	$2,021,457

EXHIBIT 99.2

The provision for income taxes differs from the amount computed by applying the Italian statutory income tax rate to income before income taxes for the reasons set forth below for the year ended December 31, 2011:

Italian statutory income tax rate	27.5%
Permanent items	(7.77)%
Foreign tax rate differential	0.92%
FIN 48	(63.61)%
Effective Tax Rate	(42.96)%

For the year ended December 31, 2011, the effective tax rate of (42.96)% differed from the statutory rate of 27.5% due primarily to various permanent differences between taxable income calculated under accounting principles generally accepted in the United States of America and taxable income calculated in accordance with the rules and regulations of applicable taxing authorities. At December 31, 2011 the Company has approximately $237,000 of net operating losses carryforwards.

Deferred income taxes reflect the net effects of net operating loss carryforwards and the temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities at December 31, 2011 are as follows:

Deferred Tax Assets:
Directors' compensation	$28,589
Bad debt provision	177,766
Tax depreciation on goodwill	770,028
Maroc Telecom Provision	69,581
Miscellaneous	6,376
DTA establishment	238,049
Total deferred tax assets before valuation allowance	1,290,389
Less: Valuation allowance	—
Total deferred tax assets	1,290,389

Deferred Tax Liabilities:
Foreign exchange gain/loss	(13,284)
Total deferred tax liabilities	(13,284)
Net deferred tax asset	$1,277,105

FASB ASC Topic 740 provides for the recognition of deferred tax assets if realization of such assets is more likely than not. The Company believes that it is more likely than not that all of the deferred tax assets will be realized against future taxable income.

The Company files Italian Corporate Income Tax (“IRES”) and Italian Regional Production Tax (“IRAP”) income tax returns in Italy. Under the Italian Tax Assessment Code, tax assessments (for both IRES and IRAP) can be assessed until the fourth year following the tax return. Currently, all years 2009 and later are open to assessment and all years prior to 2009 are closed for tax assessment purposes.

The Company performed an analysis of all open years, December 31, 2009 to December 31, 2011 and the expected tax positions to be taken at the balance sheet date. At December 31, 2011, approximately $3,000,000 of unrecognized tax benefits including penalties and interest, could affect the Company's tax provision and effective tax rate. The gross unrecognized tax benefit amount is not expected to materially change in the next 12 months.

EXHIBIT 99.2

Note 9 -    Non-retirement Post-employment Benefits

The Company provides certain post-employment benefits to eligible former employees during the period subsequent to employment but prior to retirement and accrues for the related cost over the service lives of the employees. These benefits include severance benefits. At December 31, 2011, the Company had approximately $576,000 of post-employment benefit liabilities included in other non-current liabilities. Post-employment benefit costs charged to operations in 2011 totaled approximately $150,000.

Note 10 -	Leases

The Company has non-cancellable operating leases for three locations. Future annual aggregate minimum lease payments under non-cancellable operating leases are as follows:

Years Ending December 31:
2012	$603,840
2013	464,048
2014	538,839
2015	538,839
2016	448,199
Thereafter	1,879,423
$4,473,188

Rent expense charged to operations amounted to approximately $580,000 for the year ended December 31, 2011.

Note 11 -	Subsequent Events

The Company has evaluated all events or transactions that occurred after December 31, 2011 through the date of these consolidated financial statements, which is the date that the consolidated financial statements were available to be issued.

During 2012, subsequent to the issuance of these financial statements, the Company recorded an impairment charge for goodwill and certain intangibles and fixed assets due to events that took place in 2012. This impairment charge resulted in the recording of a valuation allowance for the deferred tax assets that were on the December 31, 2011 financial statements.

During March 2013, the Company received an increase in the available line of credit from Neutral Tandem, Inc. to $20,000,000 which was set to expire on March 31, 2015.

On April 30, 2013, the Company’s stockholders entered into an agreement to sell, and sold all of the equity interest in the Company to GTT Communications, Inc. (“GTT”). In consideration for the equity interests in the Company, GTT paid the sellers $52,500,000 in cash, subject to a capital adjustment, an adjustment based on the cash and cash equivalents in the Company immediately prior to the acquisition and a reduction in an amount equal to the amount of indebtedness of the Company outstanding immediately prior to the acquisition.

Except for what is described above and in Note 7, during this period, there were no other material subsequent events requiring disclosure.